EXHIBIT 5.1

                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036

October 26, 2000

Aphton Corporation
80 S.W. 8th Street
Miami, Florida  33130-3047

Dear Sirs:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed by Aphton Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), in connection with the sale from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders") of 1,291,509 shares of common stock, no par value, of the Company (the "Resale Shares").

     In connection with our opinion expressed below, we have examined originals or copies certified to our satisfaction of such agreements, documents, certificates and other statements of government officials and corporate officers of the Company and such other papers as we have deemed relevant and necessary as a basis for such opinion. As to certain facts material to our opinion, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and of officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     Based upon and subject to the foregoing, it is our opinion that the Resale Shares have been validly issued and are fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      /s/  WHITE & CASE LLP